Exhibit 10.3

THIS AGREEMENT is made the 5th day of November 2020

BETWEEN:

(1)	BGC SERVICES (HOLDINGS) LLP (the “Client”), of Five Churchill Place, Canary Wharf, London E14 5RD; and

(2)	SEAN WINDEATT (the “Consultant”).

With deemed effect from 1 October 2020 the Consultancy Agreement made between the Consultant and the Client dated 24 February 2017 (the “Consultancy Agreement”) shall be varied and amended as follows:

2.	TERM OF ENGAGEMENT:

References to “the Individual’s Membership” in clause 2.2 of the Consultancy Agreement are hereby replaced with the words “the Consultant’s Membership” and clause 2.2 is hereby deemed amended accordingly.

All other terms and conditions of the Consultancy Agreement are unaffected and remain as set out in the Consultancy Agreement.  In particular, the Consultant acknowledges and agrees that he will be bound by all the obligations set out in clause 10 (Protection of the Client’s Interests) and clause 7 (Confidential Information) of the Consultancy Agreement.

IN WITNESS WHEREOF this Agreement has been entered into as at the date stated at the beginning:

/s/ James Lightbourne
James Lightbourne, Signed for and on behalf of BGC Services (Holdings) LLP dIRECTOR

/s/ Sean Windeatt
Sean Windeatt, EXECUTED AND DELIVERED as a Deed by THE CONSULTANT (SEAN WINDEATT) in the Presence of:

/s/ Faye Eden
Faye Eden
45 Queens Road Loughton IGIO IRR

[Consultancy Amendment between

BGC Services (Holdings) LLP and Sean Windeatt dated 5th day of November 2020]